Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

REPORTS THIRD QUARTER 2009

OPERATING AND FINANCIAL RESULTS

Highlights

Third Quarter 2009:

•                  Third Quarter 2009 Funds from Operations Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.13

•                  Third Quarter 2009 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $0.47

•                  Third Quarter 2009 GAAP Same Property Revenues Less Operating Expenses Up 1%; Nine Months Ended September 30, 2009 GAAP Same Property Revenues Less Operating Expenses Up 4%

•                  Executed 29 Leases for 450,000 Rentable Square Feet; Nine Months Ended September 30, 2009 Executed 108 Leases for 1,349,000 Rentable Square Feet

•                  Third Quarter 2009 GAAP Rental Rate Increase of 5.6% on Renewed/Released Space

•                  Third Quarter Occupancy Remains Relatively Steady at 94.4%

•                  Operating Margins at 73%

•                  Reduced $104 Million of Secured Debt Obligations

•                  Entered into 15-Year Lease with Eli Lilly and Company as Anchor Tenant at Alexandria Center for Life Science at East River Science Park – NYCTM

•                  Closed Follow-on Common Stock Offering with Net Proceeds of $233 Million

•                  Completed Ground-Up Development of One Property at Mission Bay, San Francisco Aggregating 102,000 Rentable Square Feet Pursuant to a 15-Year Lease with Pfizer Inc.

•                  As of September 30, 2009, Four Properties Aggregating 269,196 Rentable Square Feet Were Under Contract, LOI or Under Negotiation and Were Classified as “Held for Sale”

October 2009:

•                  Closed 10-Year Secured Loan for $120 Million

•                  Sold One Property Previously Classified as “Held For Sale” to a Life Science User

PASADENA, CA. – November 5, 2009 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the third quarter ended September 30, 2009.

For the third quarter of 2009, we reported funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $50,609,000, or $1.13 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $46,273,000, or $1.45 per share (diluted), for the third quarter of 2008.  Comparing the third quarter of 2009 to the third quarter of 2008, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders increased 9% and FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders decreased 22%.  The weighted average number of basic and diluted common stock outstanding for calculating FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders totaled 39,094,018 and 44,903,051, respectively, for the third quarter of 2009 and 31,694,711 and 31,807,455, respectively, for the third quarter of 2008.  For the nine months ended September 30, 2009, we reported FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $180,427,000, or $4.49 per share (diluted), compared to FFO attributable to

(more)

ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS THIRD QUARTER 2009 RESULTS

Alexandria Real Estate Equities, Inc.’s common stockholders of $130,317,000, or $4.11 per share (diluted), for nine months ended September 30, 2008.  Comparing the nine months ended September 30, 2009 to the nine months ended September 30, 2008, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders increased 38% and 9%, respectively.

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended September 30, 2009 and 2008 was $28,336,000 and $27,447,000, respectively.  Depreciation and amortization expense for the nine months ended September 30, 2009 and 2008 was $89,504,000 and $80,260,000, respectively.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the third quarter of 2009 was $18,203,000, or $0.47 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $19,319,000, or $0.61 per share (diluted), for the third quarter of 2008.  The weighted average number of basic and diluted common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders totaled 39,094,018 and 39,105,950, respectively, for the third quarter of 2009 and 31,694,711 and 31,807,455, respectively, for the third quarter of 2008.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the nine months ended September 30, 2009 was $83,314,000, or $2.26 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $71,521,000, or $2.25 per share (diluted), for the nine months ended September 30, 2008.

For the third quarter of 2009, we executed a total of 29 leases for approximately 450,000 rentable square feet of space at 21 different properties (excluding month-to-month leases).  Of this total, approximately 207,000 rentable square feet related to new or renewal leases of previously leased space and approximately 243,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 243,000 rentable square feet, approximately 144,000 rentable square feet were delivered from our development or redevelopment programs, with the remaining approximately 99,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 5.6% higher (on a GAAP basis) than rental rates for expiring leases.

For the nine months ended September 30, 2009, we executed a total of 108 leases for approximately 1,349,000 rentable square feet of space at 49 different properties (excluding month-to-month leases).  Of this total, approximately 788,000 rentable square feet related to new or renewal leases of previously leased space and approximately 561,000 rentable square feet related to developed, redeveloped or previously vacant space.  Of the 561,000 rentable square feet, approximately 252,000 rentable square feet were delivered from our development or redevelopment programs, with the remaining approximately 309,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 4.9% higher (on a GAAP basis) than rental rates for expiring leases.

During the nine months ended September 30, 2009, we sold three properties aggregating 64,218 rentable square feet to a life science user.  These properties were located in the San Diego market and were sold for approximately $14.5 million at a gain of approximately $2.2 million.  As of September 30, 2009, four properties with approximately 269,196 rentable square feet were classified as “held for sale.”  In October 2009, we sold one property located in the Suburban Washington, D.C. market aggregating 47,558 rentable square feet to a life science user for approximately $6.4 million.

In July 2009, we announced that we entered into a 15-year lease with Eli Lilly and Company (“Lilly”) as the anchor tenant at the Alexandria Center for Life Science at East River Science Park — NYCTM (“the Alexandria Center”), a highly advanced state-of-the-art urban science park in New York City.  Lilly has leased approximately 91,000 rentable square feet, as well as an additional approximately 9,000 rentable square feet of core services space, at the Alexandria Center, which will become the new research headquarters for ImClone Systems, a wholly-owned subsidiary of Lilly, and New York City’s life science collaboration and translational research epicenter.

(more)

ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS THIRD QUARTER 2009 RESULTS

Also in July 2009, we completed the ground-up development of one property located in the San Francisco Mission Bay submarket aggregating 102,000 rentable square feet pursuant to a 15-year lease with Pfizer Inc.

In October 2009, we closed on a 10-year secured loan with an insurance company approximating $120 million.  The loan is secured by several of our operating properties.

As of September 30, 2009, approximately 88% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, approximately 7% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 93% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Based on our current view of existing market conditions and certain current assumptions, our updated guidance for FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is as follows:

2009
FFO per share (diluted) (1)	$5.52 (1)
Earnings per share (diluted) (1)	$2.69 (1)

(1)          Our guidance for 2009 includes a $7.2 million gain for a cash payment related to real estate acquired in November 2007 and a $11.3 million gain on early extinguishment of debt recognized during the nine months ended September 30, 2009.  Our guidance for FFO per share (diluted) for the twelve months ended December 31, 2009 assumes conversion of our 8% unsecured convertible notes as the impact of the conversion is expected to be dilutive under the “if-converted” method.  Our guidance for earnings per share (diluted) for the twelve months ended December 31, 2009, however, does not assume conversion of our 8% unsecured convertible notes as the impact of the conversion is expected to be anti-dilutive under the “if-converted” method.

Alexandria Real Estate Equities, Inc. (“Alexandria”) has a very broad and diversified quality client tenant base. As of September 30, 2009, on a rental revenue basis by sector, Alexandria’s multinational pharmaceutical client tenants led by its top client tenants Novartis AG, Roche Holding Ltd, GlaxoSmithKline plc, Pfizer Inc., Johnson & Johnson and Merck & Co., Inc., represented approximately 28% of its client tenant base; revenue producing life science product and service companies led by Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings and Monsanto Company represented approximately 19% of its client tenant base; public biopharmaceutical companies represented approximately 17% of its client tenant base and included the three largest in the sector, Amgen Inc., Gilead Sciences, Inc., Celgene Corporation; government agencies and renowned medical and research institutions represented approximately 15% of its client tenant base and included The Scripps Research Institute, Massachusetts Institute of Technology, Fred Hutchinson Cancer Research Center, University of Washington, the Burnham Institute for Medical Research and the United States Government; private biopharmaceutical companies represented approximately 14% of its client tenant base and included high-quality, leading-edge companies with blue chip venture and institutional investors, including Achaogen, Inc., Ambrx, Inc., Intellikine, Inc., MacroGenics, Inc. and ToleRx, Inc.;  the remaining approximately 7% of its client tenant base consisted of traditional office tenants.  The two fastest growing client tenant sectors by revenue currently include leading institutional and multinational pharmaceutical.  Alexandria’s innovative business model, very strong and unique life sciences and underwriting skills with substantial experience and expertise, long-term life science industry relationships and sophisticated management with both real estate and life science operating experience and expertise, set Alexandria apart from all other publicly-traded REITs.

     We will host a conference call on Thursday, November 5, 2009 at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our operating and financial results for the third quarter ended September 30, 2009.  To participate in this conference call, dial (719) 325-2255 and confirmation code 8251486, shortly before 3:00 p.m ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.labspace.com, in the Corporate Information section.  A replay of the call will be available from 6:00 p.m. ET/3:00 p.m. PT on Thursday, November 5, 2009 through a limited time thereafter.  The replay number is (719) 457-0820 and the confirmation code is 8251486.

     Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial & Property Information for the quarter ended September 30, 2009 and this press release are available in the Corporate Information section of our website at www.labspace.com.

(more)

ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS THIRD QUARTER 2009 RESULTS

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and pre-eminent first-in-class REIT focused principally on science-driven cluster formation.  Alexandria is the leading provider of high-quality environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biopharmaceutical, medical device, product, service and translational entities, as well as government agencies.  Alexandria’s operating platform is based on the principle of “clustering,” with assets and operations located in key life science markets.  Our asset base approximates 12.8 million rentable square feet consisting of 157 properties approximating 11.8 million rentable square feet (including spaces undergoing active redevelopment) and properties undergoing ground-up development approximating an additional 980,000 rentable square feet.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2009 earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, 2009 FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the business plans of certain tenants and the expected impact of the conversion of our unsecured convertible notes.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing and or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Income Statements

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008 (1)	2009	2008 (1)
Income statement data
Total revenues	$114,605	$112,531	$365,771	$327,133

Expenses
Rental operations	30,783	29,057	91,430	83,567
General and administrative	9,610	8,587	27,827	25,816
Interest	20,909	21,289	61,865	63,174
Depreciation and amortization	28,031	26,924	87,878	78,520
Non-cash impairment on investments	–	–	–	1,985
Total expenses	89,333	85,857	269,000	253,062

Gain on early extinguishment of debt	–	–	11,254	–
Income from continuing operations	25,272	26,674	108,025	74,071

Income from discontinued operations, net	1,106	928	3,718	18,458

Net income	26,378	27,602	111,743	92,529

Net income attributable to noncontrolling interests	886	929	6,123	2,828
Dividends on preferred stock	7,090	7,090	21,268	17,136
Net income attributable to unvested restricted stock awards	199	265	1,038	1,048
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$18,203	$19,318	$83,314	$71,517

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.44	$0.58	$2.16	$1.68
Discontinued operations, net	0.03	0.03	0.10	0.58
Earnings per share – basic	$0.47	$0.61	$2.26	$2.26

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.44	$0.58	$2.16	$1.68
Discontinued operations, net	0.03	0.03	0.10	0.57
Earnings per share – diluted	$0.47	$0.61	$2.26	$2.25

(1)          Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 impacting accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

(Continued on next page)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2009	2008 (1)
Assets
Rental properties, net	$3,366,960	$3,215,723
Land held for future development	254,549	109,478
Construction in progress	1,349,656	1,398,895
Cash and cash equivalents	68,280	71,161
Tenant security deposits and other restricted cash	60,002	67,782
Tenant receivables	3,789	6,453
Deferred rent	92,022	85,733
Investments	71,080	61,861
Other assets	126,999	114,991
Total assets	$5,393,337	$5,132,077

Liabilities and Equity
Secured notes payable	$837,177	$1,081,963
Unsecured line of credit and unsecured term loan	1,248,000	1,425,000
Unsecured convertible notes	580,919	431,145
Accounts payable, accrued expenses and tenant security deposits	325,720	386,801
Dividends payable	21,665	32,105
Total liabilities	3,013,481	3,357,014

Redeemable noncontrolling interests	41,232	33,963

Alexandria Real Estate Equities, Inc. stockholders’ equity:
Series C preferred stock	129,638	129,638
Series D cumulative convertible preferred stock	250,000	250,000
Common stock	437	319
Additional paid-in capital	1,961,421	1,407,294
Accumulated other comprehensive loss	(44,162)	(87,241)
Total Alexandria Real Estate Equities, Inc. stockholders’ equity	2,297,334	1,700,010
Noncontrolling interests	41,290	41,090
Total equity	2,338,624	1,741,100
Total	$5,393,337	$5,132,077

(1)          Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 impacting accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings per Share

(Unaudited)

Earnings per Share (“EPS”)

The following table presents the computation of basic and diluted EPS for the three and nine months ended September 30, 2009 and 2008 (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008 (1)	2009	2008 (1)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings per share	$18,203	$19,318	$83,314	$71,517
Assumed conversion of 8% unsecured convertible notes	–	–	–	–
Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	–	1	–	4
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for diluted earnings per share	$18,203	$19,319	$83,314	$71,521

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings per share	39,094,018	31,694,711	36,858,606	31,619,163
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	11,932	112,744	8,207	126,671
Assumed conversion of 8% unsecured convertible notes	–	–	–	–
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for diluted earnings per share	39,105,950	31,807,455	36,866,813	31,745,834

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.47	$0.61	$2.26	$2.26
Diluted	$0.47	$0.61	$2.26	$2.25

(1)

Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 impacting accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Unaudited)

Funds from Operations (“FFO”) (1)

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable GAAP financial measure to FFO, to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three and nine months ended September 30, 2009 and 2008 (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008 (2)	2009	2008 (2)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$18,203	$19,318	$83,314	$71,517
Add: Depreciation and amortization (3)	28,336	27,447	89,504	80,260
Add: Net income attributable to noncontrolling interests	886	929	6,123	2,828
Add: Net income attributable to unvested restricted stock awards	199	265	1,038	1,048
Subtract: Gain on sales of property	–	–	(2,234)	(20,395)
Subtract: FFO attributable to noncontrolling interests	(918)	(1,054)	(2,837)	(3,039)
Subtract: FFO attributable to unvested restricted stock awards	(505)	(634)	(2,153)	(1,909)
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – numerator for basic FFO per share	46,201	46,271	172,755	130,310
Add: Assumed conversion of 8% unsecured convertible notes	4,384	–	7,581	–
Add: Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	24	2	91	7
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion — numerator for diluted FFO per share	$50,609	$46,273	$180,427	$130,317

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders — denominator for basic FFO per share	39,094,018	31,694,711	36,858,606	31,619,163
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	11,932	112,744	8,207	126,671
Assumed conversion of 8% unsecured convertible notes	5,797,101	–	3,333,864	–
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion — denominator for diluted FFO per share	44,903,051	31,807,455	40,200,677	31,745,834

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.18	$1.46	$4.69	$4.12
Diluted	$1.13	$1.45	$4.49	$4.11

(1)	See note regarding FFO on page 9.
(2)

Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 impacting accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

(3)	Includes depreciation and amortization for assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were designated as “held for sale”).

Note Regarding Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.